Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS SECOND QUARTER 2022 RESULTS

Cinemark's second quarter domestic box office performance again far outpaced industry recovery by over 300 basis points versus 2Q19; similarly international admissions outperformed by 400 basis points

Total revenue increased more than 150% year-over-year to $744M,

Cinemark’s highest quarterly performance since the onset of the pandemic

Plano, TX, August 5, 2022 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2022.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2022 increased 152.6% to $744.1 million compared with $294.6 million for the three months ended June 30, 2021. For a portion of the three months ended June 30, 2021, some of the Company’s theatres were closed and there was limited new film content available for the theatres that had reopened. For the three months ended June 30, 2022, admissions revenue was $381.9 million and concession revenue was $286.0 million, driven by attendance of 52.0 million patrons. Average ticket price was $7.34 and concession revenue per patron was $5.50.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2022 was $(73.4) million compared with a loss of $(142.4) million for the three months ended June 30, 2021. Diluted loss per share for the three months ended June 30, 2022 was $(0.61) compared with diluted loss per share of $(1.19) for the three months ended June 30, 2021.

Adjusted EBITDA for the three months ended June 30, 2022 was $138.3 million compared with $(11.8) million for the three months ended June 30, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

“Continued improvement in consumer sentiment, as well as a more consistent release cadence of compelling new films with broad consumer appeal and an exclusive theatrical window, yielded the highest quarterly box office since the inception of COVID-19,” stated Sean Gamble, Cinemark’s President & CEO. “Cinemark fully delivered on this sustained recovery in the second quarter, including domestic box office performance that surpassed North American industry results by over 300 basis points with the largest share gain of all the major exhibitors when comparing 2Q22 against 2Q19. Likewise, our second quarter Latin American admissions outpaced its corresponding industry benchmark by approximately 400 basis points over this same time frame."

“As a result of our sustained investments over the years, the operating enhancements we’ve made throughout the pandemic, and the further advancements we are achieving through our strategic initiatives, we believe Cinemark remains exceptionally well-positioned to navigate the ongoing recovery of our industry and fully capitalize on its continued resurgence.”

Cinemark Holdings, Inc.’s total revenues for the six months ended June 30, 2022 increased 194.5% to $1,204.6 million compared with $409.0 million for the six months ended June 30, 2021. For the six months ended June 30, 2022, admissions revenue was $617.7 million and concession revenue was $459.0 million, driven by attendance of 85.1 million patrons. Average ticket price was $7.26 and concession revenue per patron was $5.39.

Net loss attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2022 was $(147.4) million compared with a loss of $(350.7) million for the six months ended June 30, 2021. Diluted loss per share for the six months ended June 30, 2022 was $(1.23) compared with diluted loss per share of $(2.94) for the six months ended June 30, 2021.

Adjusted EBITDA for the six months ended June 30, 2022 was $163.5 million compared with $(103.8) million for the six months ended June 30, 2021. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.As of June 30, 2022, the Company’s aggregate screen count was 5,855, and the Company had commitments to open two new theatres and 32 screens during the remainder of 2022 and seven new theatres and 55 screens subsequent to 2022.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 521 theatres with 5,855 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•
future revenues, expenses and profitability;
•
currency exchange rate and inflationary impacts;
•
the future development and expected growth of our business;
•
projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
•
the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
•
national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
determinations in lawsuits in which we are a party; and
•
the impact of the COVID-19 pandemic on us and the motion picture exhibition industry.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in Cinemark Holdings, Inc.'s Annual Report on Form 10-K filed February 25, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Statement of loss data:
Revenue
Admissions	$381.9	$153.5	$617.7	$209.6
Concession	286.0	109.8	459.0	149.3
Other	76.2	31.3	127.9	50.1
Total revenue	744.1	294.6	1,204.6	409.0
Cost of operations
Film rentals and advertising	222.6	76.6	350.2	99.8
Concession supplies	52.5	18.8	82.5	26.0
Salaries and wages	100.2	50.4	180.0	81.6
Facility lease expense	80.3	67.2	154.0	132.0
Utilities and other	106.5	61.2	193.4	110.3
General and administrative expense	48.2	37.3	88.9	73.2
Depreciation and amortization	61.0	66.9	122.7	135.1
Impairment of long-lived and other assets	92.3	—	92.3	—
Restructuring costs	(0.2)	(0.7)	(0.2)	(0.9)
(Gain) loss on disposal of assets and other	(0.7)	2.3	(7.6)	6.8
Total cost of operations	762.7	380.0	1,256.2	663.9
Operating loss	(18.6)	(85.4)	(51.6)	(254.9)
Other income (expense)
Interest expense	(38.1)	(37.0)	(76.2)	(73.6)
Interest income	3.1	3.9	4.7	4.5
Loss on extinguishment of debt	—	(3.9)	—	(6.5)
Foreign currency exchange gain (loss)	(3.1)	2.3	0.1	(0.7)
Distributions from NCM	—	—	—	0.1
Interest expense - NCM	(5.9)	(6.0)	(11.7)	(11.8)
Equity in loss of affiliates	(5.5)	(8.1)	(7.7)	(14.9)
Loss before income taxes	(68.1)	(134.2)	(142.4)	(357.8)
Income tax expense (benefit)	4.7	8.0	2.9	(6.7)
Net loss	$(72.8)	$(142.2)	$(145.3)	$(351.1)
Less: Net income (loss) attributable to noncontrolling interests	0.6	0.2	2.1	(0.4)
Net loss attributable to Cinemark Holdings, Inc.	$(73.4)	$(142.4)	$(147.4)	$(350.7)
Loss per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.61)	$(1.19)	$(1.23)	$(2.94)
Diluted	$(0.61)	$(1.19)	$(1.23)	$(2.94)
Weighted average shares outstanding - Diluted	118.2	117.2	118.0	117.2

Other Operating Data

(unaudited, in millions)

	June 30, 2022	December 31, 2021
Balance sheet data:
Cash and cash equivalents	$695.1	$707.3
Theatre properties and equipment, net	$1,296.0	$1,382.9
Total assets	$5,004.0	$5,230.6
Total long-term debt, net of unamortized debt issuance costs	$2,500.6	$2,500.6
Equity	$218.7	$334.5

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Revenue and KPIs	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Admissions revenue	$309.7	$140.6	$72.2	$12.9	$76.2	$381.9	$153.5
Concession revenue	234.6	99.4	51.4	10.4	54.9	286.0	109.8
Other revenue	56.5	29.3	19.7	2.0	20.5	76.2	31.3
Total revenue	$600.8	$269.3	$143.3	$25.3	$151.6	$744.1	$294.6
Attendance	34.0	15.1	18.0	4.0		52.0	19.1
Average ticket price	$9.11	$9.33	$4.01	$3.21	$4.23	$7.34	$8.04
Concession revenue per patron	$6.90	$6.59	$2.86	$2.60	$3.05	$5.50	$5.75

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Cost of Operations	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Film rentals and advertising	$185.7	$70.3	$36.9	$6.3	$39.1	$222.6	$76.6
Concession supplies	$41.2	$16.1	$11.3	$2.7	$12.1	$52.5	$18.8
Salaries and wages	$84.4	$43.5	$15.8	$6.9	$16.8	$100.2	$50.4
Facility lease expense	$63.2	$59.9	$17.1	$7.3	$17.8	$80.3	$67.2
Utilities and other	$81.3	$52.9	$25.2	$8.3	$26.3	$106.5	$61.2

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Revenue and KPIs	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Admissions revenue	$501.5	$189.1	$116.2	$20.5	$122.6	$617.7	$209.6
Concession revenue	375.7	132.4	83.3	16.9	88.8	459.0	149.3
Other revenue	95.6	44.9	32.3	5.2	33.6	127.9	50.1
Total revenue	$972.8	$366.4	$231.8	$42.6	$245.0	$1,204.6	$409.0
Attendance	54.7	20.3	30.4	6.5	$-	85.1	26.8
Average ticket price	$9.17	$9.31	$3.82	$3.15	$4.03	$7.26	$7.81
Concession revenue per patron	$6.87	$6.52	$2.74	$2.59	$2.92	$5.39	$5.56

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Cost of Operations	2022	2021	2022	2021	Constant Currency (1) 2022	2022	2021
Film rentals and advertising	$291.9	$89.6	$58.3	$10.2	$61.7	$350.2	$99.8
Concession supplies	$64.1	$21.6	$18.4	$4.4	$19.7	$82.5	$26.0
Salaries and wages	$151.5	$68.4	$28.5	$13.2	$30.2	$180.0	$81.6
Facility lease expense	$125.7	$118.9	$28.3	$13.1	$29.5	$154.0	$132.0
Utilities and other	$149.4	$92.9	$44.0	$17.4	$46.0	$193.4	$110.3
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2021. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted EBITDA (1)
U.S.	$111.1	$0.5	$125.5	$(76.5)
International	27.2	(12.3)	38.0	(27.3)
Total Adjusted EBITDA (1)	$138.3	$(11.8)	$163.5	$(103.8)

Capital expenditures
U.S.	$16.5	$11.4	$30.5	$25.1
International	5.4	3.7	10.1	7.7
Total capital expenditures	$21.9	$15.1	$40.6	$32.8
(1)
Adjusted EBITDA represents net loss before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net loss to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(72.8)	$(142.2)	$(145.3)	$(351.1)
Add (deduct):
Income tax expense (benefit)	4.7	8.0	2.9	(6.7)
Interest expense (1)	38.1	37.0	76.2	73.6
Other expense, net (2)	11.4	7.9	14.6	22.9
Cash distributions from other equity investees (3)	0.9	—	1.5	0.1
Depreciation and amortization	61.0	66.9	122.7	135.1
Impairment of long-lived and other assets	92.3	—	92.3	—
Restructuring costs	(0.2)	(0.7)	(0.2)	(0.9)
(Gain) loss on disposal of assets and other	(0.7)	2.3	(7.6)	6.8
Loss on extinguishment of debt	—	3.9	—	6.5
Non-cash rent	(2.4)	(0.8)	(4.7)	(0.7)
Share based awards compensation expense (4)	6.0	5.9	11.1	10.6
Adjusted EBITDA	$138.3	$(11.8)	$163.5	$(103.8)
(1)
Includes amortization of debt issuance costs and amortization of accumulated losses for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain (loss), equity in loss of affiliates and interest expense - NCM and excludes distributions from NCM.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.